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                                Exhibit 11
                                ----------

           Consent of Independent Certified Public Accountants



To The Shareholders and Board of Directors of
  The Walnut Street Funds, Inc.:


We consent to the use of our report, dated February 7, 1997 with respect to the Walnut Street Prime Reserve Fund, included herein in the Post Effective Amendment No. 5 to this Registration Statement on Form N-1A of The Walnut Street Funds, Inc. and to the reference to our firm under the heading "Counsel and Independent Auditors" in the Prospectus and under the heading "Auditor" in the Statement of Additional Information.



                                    KPMG Peat Marwick LLP




New York, New York
February 21, 1997